OPTION AGREEMENT

                            September 13, 1996


          The parties to this agreement are Network Event
Theater, Inc., a Delaware corporation (the "Company"), and
American Passage Media Corporation, a Washington corporation
("AP").

          Pursuant to an Asset Purchase Agreement dated September 13, 1996 among AP, Gilbert Scherer, the Company and American Passage Media, Inc., a wholly-owned subsidiary of the Company ("Buyer"), Buyer has today acquired all of AP's business and assets relating to sales and marketing activities involving the high school and college-student markets, including the sale of advertising and of promotional and sponsorship opportunities, campus postering operations, college newspaper advertising placement operations, GymBoards operations, AdRaX operations, the Crux WebSite, Take the Break operations, Directory of Classes national advertising representation, and other business activities, such as those set forth in the Job Choices representation agreement. The specific products and activities purchased from AP are referred to collectively as the "Business".

          As partial consideration for the acquisition of the Business, the Company has agreed to grant to AP an option to purchase shares of the Company's common stock on the terms and conditions set forth in this agreement.

          It is therefore agreed as follows:

          1.   Grant of Option.

               (a) Subject to the terms of this agreement, the Company hereby grants to AP an option to purchase, for a price of $2.627 per share, up to 100,000 shares of the Company's common stock (the "Maximum Shares"), subject to the following:

                    (i)  if the Net Revenue of the Business for
the 36 calendar months following June 30, 1996 multiplied by .33 equals 120% or more than $5,802,209 (the "1996 Net Revenue"), the options shall be exercisable and fully vested as to 100% of the Maximum Shares;

                    (ii) if the Net Revenue of the Business for the 36 calendar months following June 30, 1996 multiplied by .33 equals 115% or more, but less than 120%, of the 1996 Net Revenue, the options shall be exercisable and fully vested and fully vested as to 75% of the Maximum Shares and no more;

                    (iii) if the Net Revenue of the Business for the 36 calendar months following June 30, 1996 multiplied by .33 equals 110% or more, but less than 115%, of the 1996 Net Revenue, the options shall be exercisable and fully vested as to 50% of the Maximum Shares and no more; or

                    (iv) if the Net Revenue of the Business for the 36 calendar months following June 30, 1996 multiplied by .33 equals 100% or more, but less than 110%, of the 1996 Net Revenue, the options shall be exercisable and fully vested as to 25% of the Maximum Shares and no more.

               (b) As used in this agreement, the term "Net Revenue" means an amount equal to gross revenue, less the sum of the following: payments to college newspapers for ad placement costs, agency commissions, cash and trade discounts, credits to customers, and competitive discounts.

               (c) Within 30 days after the expiration of 36 calendar months following June 30, 1996, the Company shall determine the Net Revenue of the Business for that period and shall prepare and deliver to AP a statement of its determination (which statement shall set forth in reasonable detail the basis for such determination). That statement shall be final and binding unless, within five days after it is delivered to AP, AP delivers to the Company a statement disputing the Company's determination. If AP disputes the Company's determination, the parties shall confer with regard to the determination and an appropriate adjustment shall be made as agreed upon by the parties (or, if they are unable to resolve the matter within ten days after AP gives a dispute notice, a firm of independent certified public accountants, whose decision on the matter shall be binding and whose fees and expenses shall be borne 50% by the Company and 50% by AP, shall be designated by agreement between them; if they fail to agree on the firm to decide the matter within an additional five days, the accountants shall be selected by the president of the American Institute of Certified Public Accountants).

               (d) In connection with its business dealings with Buyer after this date, AP shall not take any action that will result in an artificial or temporary increase in the Net Revenue of the Business for the 36 calendar months following June 30, 1996. AP represents and warrants to the Company that it has not taken any such action since June 30, 1996. Buyer covenants that it shall not take any action that will result in an artificial decrease in the Net Revenue of the Business for the 36 calendar months following June 30, 1996. If Buyer sells any revenue producing division of the Business other than in connection with a sale of substantially all of its assets, the parties shall in good faith negotiate an appropriate adjustment to the terms of section 1(a) to reflect the impact on Net Revenue from that sale as of the date of sale.

          2. Exercise of Option. The option (to the extent exercisable in accordance with paragraph 2(a)) may be exercised in whole at any time or in part from time to time during the period commencing on the date of final determination of Net Revenue for the 36 calendar months following June 30, 1996 and ending at 5:00 P.M., New York City time on the 180th day thereafter (or, if that is not a business day, the next succeeding business day) (the "Termination Date"). For this purpose, the Net Revenue for the 36 calendar months following June 30, 1996 shall be "finally determined" on the fifth day after the Company's statement is given to AP pursuant to paragraph 1(c) or, if AP has given the Company notice that it disputed the statement, on the date the parties agree upon or the accountants determine the Net Revenue.

          3.   Procedure for Exercise of Option.

               (a)  The option may be exercised only by the
delivery to the President of the Company at its principal office, within the time specified in paragraph 2, of a written notice of exercise duly signed by AP (which notice shall indicate any change in the corporate name of AP). The notice shall specify the number of shares for which the option is being exercised and shall be accompanied by payment in full of the purchase price of the shares by (i) certified check payable to the Company, (ii) a certificate or certificates for publicly traded shares of the Company's common stock then owned by AP, duly endorsed for transfer to the Company (which shares shall be valued at the average closing bid price of the Company's common shares on Nasdaq as of 4:00 PM Eastern Standard Time during the three trading days immediately preceding the date the notice is given (the "Valuation Price")), (iii) an executed agreement of AP (accompanied by an opinion of AP's counsel to the effect that the agreement was duly authorized and constitutes the valid and binding obligation of AP enforceable in accordance with its terms) exchanging its right pursuant to this option to purchase a specified number of the shares covered by this option (which exchanged shares shall be valued by multiplying the number of exchanged shares by the difference between the Valuation Price and the exercise price provided for in section 1(a)), or (iv) any combination of these methods that together amount to the full purchase price of the shares for which the option is exercised. Promptly, but in no event more than ten days following the delivery of notice and payment, after the exercise notice and payment are delivered to the Company, the Company shall deliver or cause to be delivered to AP a stock certificate representing the number of shares purchased.

               (b) Upon exercise of the option, AP shall furnish the Company with such representations and agreements as the Company may reasonably request to assure compliance with the Securities Act of 1933 and such undertakings as may be required by an underwriter of the Company's securities.

          4. Non-Transferability. The option provided for in this agreement may not be transferred by AP and may be exercised only by AP, and any purported transfer shall be void.

          5.   Anti-Dilution Provisions.

               (a) If there is any stock dividend, stock split, or combination of shares of Common Stock of the Company, the number and amount of shares then subject to this option shall be proportionately adjusted; no change shall be made in the aggregate purchase price to be paid for all shares subject to this option, but such aggregate purchase price shall be allocated among all shares subject to this option after giving effect to such adjustment.

               (b) If there is any other change in the Common Stock of the Company, including recapitalization, reorganization, exchange of shares, offering of subscription rights, or a merger or consolidation in which the Company is the surviving corporation, such adjustment, if any, shall be made in the shares then subject to this option as the board of directors of the Company may deem equitable. Failure of the board of directors to provide for an adjustment pursuant to this subparagraph prior to the effective date of the action shall be conclusive evidence that no adjustment is required upon such action.

               (c) If the Company is merged into or consolidated with any other corporation, or if it transfers all or substantially all of its assets to any other corporation, at the election of the Company either (i) the Company shall cause provision to be made for the continuance of this option after such event, or for the substitution for this option of an option covering the number and class of securities which AP would have been entitled to receive in such merger or consolidation or by virtue of such sale if AP had been the holder of record of a number of shares of Common Stock of the Company equal to the number of shares covered by the then unexercised portion of this option, or (ii) the Company shall give to AP written notice of its election not to cause such provision to be made and this option shall become exercisable in full (or, at the election of AP, in part) as to the number of shares that have vested under section 1(a) (or, if the event occurs prior to June 30, 1999, as to 100% of the Maximum Shares) at any time during a period of 20 days, to be designated by the Company, ending not more than 10 days prior to the effective date of such merger, consolidation or sale, in which case this option shall not be exercisable to any extent after the expiration of such 20 day period. In no event, however, shall this option be exercisable after the Termination Date.

               (d) The Company may engage a firm of independent certified public accountants of recognized standing, which may be the Company's regular auditors, to make any computation required under this paragraph 5 and a certificate of that firm showing the required adjustment shall be conclusive and binding on the parties.

          6. Reservation of Shares. The Company will at all times during the term of this agreement reserve and keep available such number of authorized shares as are required to satisfy its obligations under this agreement.

          7.   Certain Rights not Conferred by Option.

               (a) Nothing in this agreement shall (i) limit the right of the Company's board of directors to manage the Company's business and affairs (including the authorization of the issuance of additional shares and the determination of the nature and amount of liabilities and obligations incurred by the Company or its subsidiaries) without regard for the effect of any action upon AP or upon the value of the shares subject to, or acquired upon exercise of, this option, or (ii) give AP any claim against the Company or any of its officers or directors with respect to any action or omission relating to the Company's business or affairs, whether or not that action or omission affects the value of the shares subject to, or acquired upon exercise of, this option.

               (b)  AP shall not, by virtue of holding this
option, be entitled to any rights of a stockholder in the Company. AP shall not be considered a record holder of any shares purchased upon exercise of the option until the date on which it is actually recorded as a holder of the shares upon the Company's stock records.

          8.   Miscellaneous.

               (a)  This agreement shall be governed by and
construed in accordance with the law of the state of New York applicable to agreements made and to be performed in New York.

               (b) The failure of a party to insist upon strict adherence to any term of this agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. Any waiver must be in writing.

               (c) All notices and other communications under this agreement shall be in writing and shall be deemed given when delivered personally, sent by facsimile (with a copy by any other means permitted for the giving of notices under this agreement) or mailed by registered mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

               If to AP:

                    401 Second Avenue West
                    Seattle, Washington 98119-4107
                    Attention: Gilbert Scherer, President
                    Fax:  (206) 281-5993

                    with a copy to:

                    Robert S. Jaffe, Esq.
                    Preston Gates & Ellis
                    5000 Columbia Center
                    701 Fifth Avenue
                    Seattle, Washington 98104-7078
                    Fax:  (206) 623-7022

               If to the Company:

                    149 Fifth Avenue
                    New York, N.Y. 10010
                    Attention: Harlan D. Peltz, Chairman
                    Fax:  (212) 779-3241

                    with a copy to:

                    Bertram A. Abrams, Esq.
                    Proskauer Rose Goetz & Mendelsohn LLP
                    1585 Broadway
                    New York, New York  10036
                    Fax:  (212) 969-2900

               (d) This agreement contains a complete statement of all of the arrangements between the parties with respect to the option provided for in this agreement, supersedes all existing agreements relating to the option provided for in this agreement and cannot be changed or terminated orally.


                    NETWORK EVENT THEATER, INC.


                    By:  /s/ Harlan D. Peltz
                             Harlan D. Peltz


                    AMERICAN PASSAGE MEDIA CORPORATION


                    By:  /s/ Gilbert Scherer
                             Gilbert Scherer